UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2016

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2016 annual meeting of the stockholders of Bazaarvoice, Inc. (the “Company” or “Bazaarvoice”) was held on October 12, 2016 at the offices of DLA Piper LLP (US) in New York, NY (the “Annual Meeting”). At the Annual Meeting, Bazaarvoice stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 26, 2016. Present at the Annual Meeting in person or by proxy were holders of shares representing 62,560,857 votes of the Company's Common Stock representing 75.53% of the eligible votes, which constituted a quorum.
The stockholders of the Company voted on the following items at the Annual Meeting with the following results:
Proposal 1: Election of two Class II Directors:

Nominee	For	Withheld	Broker Non-Vote
Gene Austin	38,604,615	9,548,581	14,407,661
Steven H. Berkowitz	47,674,976	478,220	14,407,661

Based on the votes set forth above, both of the director nominees were duly elected.

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2017.

For	Against	Abstain
62,548,028	12,829	—

Based on the votes set forth above, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017 was ratified.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary
Date: October 12, 2016